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GOVERNMENT OF
NEWFOUNDLAND AND LABRADOR
Department of Government Services

THE CORPORATIONS ACT
FORM 27

CERTIFICATE OF REGISTRATION
EXTRA-PROVINCIAL CORPORATION

(Section 443)

Corporation Name: **WOLVERINE EXPLORATION INC.**
Corporation Number: **56395**
Date of Registration: **August 15, 2007**

I certify, as per the attached Statement of Registration, that this Corporation has been registered as an extra-provincial corporation under the Corporations Act of Newfoundland and Labrador.

Douglas Laing

REGISTRAR OF COMPANIES
For Province of Newfoundland and Labrador
August 16, 2007

GOVERNMENT OF
NEWFOUNDLAND AND LABRADOR
Department of Government Services and Lands
Commercial Registrations Division

REGISTRY OF COMPANIES
Company # 56395
Filed Aug. 15, 2007
Receipt # 3206920
Douglas Laing
Registrar of Companies (NL)

REGISTERED

THE CORPORATIONS ACT

FORM 24

STATEMENT FOR
REGISTRATION – EXTRA PROVINCIAL COMPANY
(Section 438)

1. Name of Company WOLVERINE EXPLORATION INC.

2. The Company was incorporated in NEVADA, U.S.A. on the 23rd day of FEBRUARY 2006, and is at this date a valid and subsisting corporation, legally authorized to transact business under its charter and regulations.

3. The Company was incorporated under NEVADA REVISED STATUTES TITLE 7 c. 78 (PRIVATE CORPORATIONS)

4. The business which the Company will carry on in Newfoundland and Labrador is mineral exploration + production

5. The Company commenced business (or intends to commence business) in Newfoundland and Labrador on the 28 day of FEB 2007.

6. The charter and regulations of the Company, a verified copy of which is lodged herewith, consists of the following documents:

Date Feb 23, 2006

Nature of Document Corporate Charter, Articles of Incorporation

7. The period fixed by its charter for the duration of the Company is perpetual ~~years~~ from ________

8. The liability of the members of the Company under its charter is limited.

9. The authorized share capital of the Company consists of 75,000,000 shares of common stock with a par value of one-tenth of one cent ($.001 USD) per share.

3206920
RECEIVED
560.00
AUG 15 2007
COX-HANSON.
REGISTRY OF COMPANIES

10. The full address of the **registered office** outside Newfoundland and Labrador is 1251 WEST LAKE MEAD BLVD, SUITE 300 LAS VEGAS, NEVADA 89128

11. The full address of the **chief place of business (if different than registered office)** outside Newfoundland and Labrador is

12. The full address of the **registered office** in Newfoundland and Labrador is C/o COX & PALMER, BARRISTERS & SOLICITORS SCOTIA CENTRE 1000 - 235 WATER STREET ST. JOHN'S, NL A1C 1B6

13. The names and addresses of the directors of the Company are
LEE COSTERD
103 HUNTCROFT PLACE NE
CALGARY AB
T2K 4E6

IN WITNESS OF WHICH the Company has executed/affixed its seal to this Statement for Registration on the 16 day of JULY 2007.

Signed in the presence:

x [signature]
Officer of the Company
LEE COSTERD, PRES.

Affix Seal of Company (if applicable)

[signature]
Witness sign here

Officer of the Company